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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-4 ("Registration Statement") of our reports dated March 21, 2008 and March 7, 2008, relating to the financial statements of PHL Variable Accumulation Account and of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
August 7, 2008